                                                                    EXHIBIT 10.5

                           RESTRICTED STOCK AGREEMENT


         Agreement made as of the ______ day of _________________, _____ between BMC Software, Inc., a Delaware corporation (the "Company"), and
____________________ ("Employee").

         WHEREAS, the Company has adopted the BMC Software, Inc. 1994 Stock Incentive Plan (the "Plan"), which plan provides for grants to employees of the Company of shares of restricted stock; and

         WHEREAS, Employee serves as a key executive officer of the Company. In recognition of his service and to encourage Employee to remain with the Company and devote his best efforts to its affairs, thereby advancing the interests of the Company and its stockholders, the Company and Employee agree as follows:


ARTICLE I

DEFINITIONS, CONSTRUCTIONS AND INTERPRETATIONS

Section 1.1 Definitions. In this Agreement, the definitions, rules of construction and interpretations set forth in this Article I shall be applied unless the context otherwise indicates.

(A) "Board of Directors" means, at any particular time, the then duly elected and acting directors of the Company.

(B) "Committee" means, at any particular time, the then duly constituted Compensation Committee of the Board of Directors or such other similar committee that is expressly designated by the Board of Directors to perform those functions presently being performed by such Committee with respect to the Plan. If no Compensation or other Committee has been expressly designated by the Board of Directors to administer the Plan, the Board shall act as the Committee.

(C) "Company" means BMC Software, Inc., a Delaware corporation, and, except as otherwise provided in Section 1.2(B) with respect to a Subsidiary which ceases to be such in the circumstances therein described, any successor in interest by way of consolidation, operation of law, merger or otherwise.

(D) "Disability" means a condition of Employee resulting from illness, injury or disease, which, as determined by the Committee, causes Employee to be unable to perform the normal duties of his employment with the Company or a Subsidiary and is reasonably expected to be of long and indefinite duration or result in death.

(E) "Employee" means _______________________.

(F) "Fair Market Value" means the average of the bid and asked closing price of the Restricted Shares on a given date.

(G) "Restrictions" means (a) the obligation of Employee to forfeit shares of Stock issued to him under this Agreement, for no consideration, and to surrender such shares to the Company as set forth in this Agreement and (b) the transfer restrictions that prohibit Employee's transfer of the Restricted Shares.

(H) "Restricted Shares" means the shares of stock issued under this Agreement that are then subject to Restrictions.

(I) "Stock" means the Company's common stock, par value $.01 per share.

(J) "Stock Award" means the shares of Stock awarded to Employee under this Agreement pursuant to the Plan.

(K) "Subsidiary" means any corporation at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency) is at the time owned by the Company and/or one or more Subsidiaries.

Section 1.2  Termination of Employment.

(A) Except as otherwise provided in Subsection (B) hereof, for purposes of this Agreement, Employee will be deemed to have terminated his employment only if his employment relationship with the Company and all Subsidiaries is completely severed; accordingly, neither transfer of employment among the Company and Subsidiaries nor absence from active service by reason of a medical leave or any other approved leave of absence will constitute a termination of employment.

(B) In the event that, prior to a "Change of Control," as that term is defined in clause (A) of Section 3.1, a Subsidiary is sold, merged, contributed, or in any other manner transferred, or if, for any reason, the Company's ownership interest in the Subsidiary decreases below the level specified in clause (K) of
Section 1.1, (ii) Employee's primary employment duties are with the Subsidiary at the time of the occurrence of such event, and (iii) Employee does not, in connection therewith, transfer employment directly to the Company or a Subsidiary, then Employee shall be considered to have terminated his employment as of the date of the occurrence of such event.

Section 1.3 Headings. The headings of articles and sections are included solely for convenience. If there exists any conflict between such headings and the text of this Agreement, the text shall control.

Section 1.4 Governing Law. The validity, construction, interpretation and effect of this Agreement and the rights of any and all persons having or claiming to have an interest hereunder shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Texas.

Section 1.5 Acknowledgement. Employee acknowledges receipt of the Plan and agrees that the grant of a Stock Award under this Agreement shall be subject to all terms and provisions of the Plan, including any amendments thereto, if any, pursuant to Article IV thereof.

ARTICLE II

STOCK AWARD AND RESTRICTION LAPSE

Section 2.1 Stock Award. The Company shall issue to Employee, without the requirement of payment by Employee if issued out of the Company's treasury, or upon the payment by Employee of par value if not issued out of treasury, ___________ shares of Stock as a Stock Award subject to the provisions of the Securities Act of 1933 (the "1933 Act"). The Restricted Shares issued to Employee under this Agreement shall be subject to all the terms, conditions and restrictions set forth in this Agreement.

Section 2.2  Form of Award.

(A) The Company shall cause to be issued a certificate registered in the name of Employee representing the Restricted Shares and shall cause a copy of this Agreement and Plan to be delivered to Employee. The Committee may require that such certificate be legended to indicate that the shares of Stock represented thereby are subject to the terms and provisions of this Agreement. The Restricted Shares represented by the certificate agent shall constitute issued and outstanding shares of Stock for all corporate purposes, and Employee shall receive any dividends thereon and have the right to vote such shares; provided, however, that the right to receive such dividends and to vote such shares shall forthwith terminate with respect to any Restricted Shares that have been forfeited pursuant to the provisions of Section 2.3. While the Restricted Shares are held in escrow and until the Restrictions with respect to such shares have lapsed, Employee shall not have the right to sell or otherwise dispose of the Restricted Shares or any interest therein, and such shares shall not be subject to attachment or any other legal or equitable process brought by, or on behalf of, any creditor of Employee. As a condition precedent to delivering to the escrow agent a certificate representing Employee's Stock Award, the Company may require Employee to deliver a duly executed irrevocable stock power, in blank, covering the shares represented by the certificate.

(B) As the Restrictions on the Restricted Shares lapse from time to time, the escrow agent shall deliver to Employee or, in the event of Employee's death, to his beneficiary, an unlegended certificate representing such unrestricted shares.

(C) In the event the Restricted Shares are forfeited pursuant to the provisions of Section 2.3, the certificate representing such Restricted Shares shall be returned, together with any related stock power, to the Company.

(D) The escrow agent, which may be the Company, shall be appointed by the Committee for such period and upon such terms and conditions as the Committee deems appropriate. The Committee shall have the power to remove any person from the position of escrow agent and to appoint substitute or successor escrow agents. If the escrow agent is a person other than the Company, any fees and expenses of the escrow agent shall be paid by the Company. The escrow agent shall not incur liability for any action taken pursuant to this Agreement or any award granted hereunder so long as the escrow agent acts in good faith in accordance with the instructions of the Committee, and, if the escrow agent is a person other than the Company, the Company, at the request of the escrow agent, may enter into an agreement indemnifying the escrow agent against any such liability and any costs and expenses related thereto.

ARTICLE III

CHANGE OF CONTROL

Section 3.1

(A) "Change of Control" means any of the following events:

         (1) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 40% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

         (2) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for the purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

         (3) Approval by the stockholders of the Company of: a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

(B) "Change of Control Termination" means, with respect to Employee, any of the following events occurring within two years after a Change of Control:

         (1) Termination of Employee's employment by the Company or a Subsidiary for any reason, except for Cause; or

         (2) Termination of employment by Employee for Good Reason.

(C) "Good Reason" means a good faith determination by Employee that any one or more of the following events has occurred without Employee's express written consent, after a Change of Control:

         (1) A change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control or any removal of Employee from, or any failure to re-elect Employee to, any of such positions which has the effect of diminishing Employee's responsibility or authority;

         (2) A reduction by the Company or a Subsidiary in Employee's base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any bonus, incentive or compensation plan, program or arrangement under which Employee is covered immediately prior to the Change of Control which adversely affects Employee;

         (3) The Company or a Subsidiary requiring Employee to be permanently based anywhere other than within 50 miles of Employee's job location at the time of the Change of Control;

         (4) Without replacement by a plan providing benefits to Employee equal to or greater than those discontinued, the failure by the Company or a Subsidiary to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee benefit plan, program or arrangement in which Employee is participating at the time of the Change of Control, or the taking of any action by the Company or Subsidiary that would adversely affect Employee's participation or materially reduce Employee's benefits under any of such plans;

         (5) The taking of any action by the Company or a Subsidiary that would materially adversely affect the physical conditions existing at the time of the Change of Control in or under which Employee performs his employment duties;

         (6) If Employee's primary employment duties are with a Subsidiary, the sale, merger, contribution, transfer or any other transaction in conjunction with which the Company's ownership interest in the Subsidiary decreases below the level specified in clause (K) of Section 1.1; or

         (7) Any material variance from the terms of this Agreement by the Company or a Subsidiary or any exercise by the Committee of its discretionary authority under this Agreement in a manner that is inconsistent with the Agreement's stated purposes.

(D)      "Cause" means

         (1) an act or acts of personal dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company.

         (2)      the Employee

                  (a) willfully breaches or habitually neglects the duties that the Employee is required to perform under the terms of his employment.

                  (b) willfully violates reasonable and substantial rules governing employee performance.

                  (c) refuses to obey reasonable orders in a manner that amounts to insubordination.

                  (d)    commits clearly dishonest acts toward the Company.

                  (e) engages in acts of disruption or violence such as unprovoked fighting.

         (3)      the conviction of the Employee of a felony.

Section 3.2 Lapse of Restrictions. Upon a Change of Control Termination of Employee, and without further action by the Board of Directors, Committee or otherwise, all Restrictions with respect to the Restricted Shares immediately shall lapse and be of no further force or effect, and certificates with no restrictive language for all such shares of Stock shall be given to Employee immediately.

ARTICLE IV

GENERAL

Section 4.1 No Employment Rights Created. The granting to Employee of the Stock Award under this Agreement and the Plan shall not give Employee any interest or right to be retained in the employ of the Company or a Subsidiary, and the right and power of the Company or a Subsidiary to dismiss or discharge Employee, with or without cause, is specifically reserved.

Section 4.2 Liability of Directors and Committee Members. No member of the Board of Directors or of the Committee shall be liable, with respect to this Agreement, for any act, whether of commission or omission taken by any other member of by any officer, agent or employee of the Company or a Subsidiary nor, except in circumstances involving such person's own bad faith, for anything done or omitted to be done by such person in connection with this Agreement.

Section 4.3 Nontransferability. No right or interest of Employee under this Agreement shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy. In the event of Employee's death, payment of any amounts due under this Agreement shall be made to Employee's designated beneficiary or, in the absence of such designation, to Employee's estate.

Section 4.4 Successors and Assigns. Except with respect to a Subsidiary which ceases to be such in the circumstances described in Section 1.2(B), this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and each Subsidiary, whether by way of merger, consolidation, operations of law, assignment, purchase or other acquisition of substantially all of the assets or business of the Company or Subsidiary, any such successor or assign shall absolutely and unconditionally assume all of the Company's and the Subsidiary's obligations thereunder.

Section 4.5 Shares Received in Reorganization or Stock Split. The Restrictions shall not apply to the exchange of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock or securities received in exchange therefor, and any stock received as a result of a stock split or stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Restrictions.

Section 4.6 Community Property Interest of Spouse. The community property interest, if any, of any spouse of Employee in any of the Restricted Shares shall be subject to all the terms, conditions and restrictions of this Agreement, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Employee's interest in such restricted Shares to be so forfeited and surrendered pursuant to this Agreement.

Section 4.7 To the extent the lapse of Restrictions results in the receipt of compensation by Employee for tax purposes, Employee shall be entitled to elect, at or prior to the time of the lapsing of the Restrictions (the "Tax Date"), to have the Company withhold from the Shares to be delivered upon the lapsing of Restrictions the number of shares (based on the Fair Market value of such shares as of the Tax Date) that is necessary to satisfy any withholding taxes attributable to the lapsing of the Restrictions. If the Employee does not elect to satisfy his or her withholding tax obligation in respect of the lapsing of any Restrictions as contemplated above, Employee shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement, and the Company shall be entitled to withhold from any cash compensation then or thereafter payable to Employee any additional amounts required to be withheld by reason of the lapsing of the Restrictions.

         IN WITNESS WHEREOF, the Company has executed this Agreement by its duly authorized officers, and Employee has executed this Agreement, all as of the day and year first above written.


                               BMC SOFTWARE, INC.


                               By:
                                  --------------------------------------
                                      M. Brinkley Morse
                                      Senior Vice President, General Counsel


                               EMPLOYEE


                               -----------------------------------------